                                EXHIBIT 23(D)(1)

                         INVESTMENT ADVISORY AGREEMENT

1940 Act.

         2. Obligations of the Fund. The Fund shall have the following obligations under this Agreement:

                  (a) to keep WRL Management continuously and fully informed as to the composition of each Portfolio's investment securities and the nature of all of its assets and liabilities from time to time;

                  (b) to furnish WRL Management with a certified copy of any financial statement or report prepared for each Portfolio by certified or independent public accountants, and with copies of any financial statements or reports made to its shareholders or to any governmental body or securities exchange;

                  (c) to furnish WRL Management with any further materials or information which WRL Management may reasonably request to enable it to perform its functions under this Agreement; and

                  (d) to compensate WRL Management for its services in accordance with the provisions of Section 3 hereof.

         3. Compensation. For its services under this Agreement, WRL Management is entitled to receive from each Portfolio a monthly fee, payable on the last day of each month during which or part of which this Agreement is in effect, as set forth on Schedule A attached to this Agreement, as it may be amended from time to time in accordance with Section 11 below. For the month during which this Agreement becomes effective and the month during which it terminates, however, there shall be an appropriate pro-ration of the fee payable for such month based on the number of calendar days of such month during which this Agreement is effective.

         4. Expenses Paid by each Portfolio. Nothing in this Agreement shall be construed to impose upon WRL Management the obligation to incur, pay, or reimburse a Portfolio for any expenses. A Portfolio shall pay all of its expenses including, but not limited to:

                  (a) all costs and expenses, including legal and accounting fees, incurred in connection with the formation and organization of a Portfolio, including the preparation (and filing, when necessary) of the Portfolio's contracts, plans and documents; conducting meetings of organizers, directors and shareholders, and all other matters relating to the formation and organization of a Portfolio and the preparation for offering its shares. The organization of a Portfolio for all of the foregoing purposes will be considered completed upon effectiveness of the post-effective amendment to the Fund's registration statement to register the Portfolio under the Securities Act of 1933.

                  (b) all costs and expenses, including legal and accounting fees, filing fees and printing costs, in connection with the preparation and filing of the post-effective amendment to the Fund's registration statement to register the Portfolio under the Securities Act of 1933 and the 1940 Act (including all amendments thereto prior to the effectiveness of the registration statement under the Securities Act of 1933);

                  (c)      investment advisory fees;

                  (d) any compensation, fees, or reimbursements which the Fund pays to its Directors who are not interested persons (as that phrase is defined in Section 2(a)(19) of the 1940 Act) of the Fund or WRL Management;

                  (e) compensation of the Fund's custodian, administrator, registrar and dividend disbursing agent;

                  (f)      legal, accounting and printing expenses;

                  (g) other administrative, clerical, recordkeeping and bookkeeping expenses;

                  (h) pricing costs, including the daily calculation of net asset value;

                  (i)      auditing;

                  (j) insurance premiums, including Fidelity Bond Coverage, Error & Ommissions Coverage and Directors and Officers Coverage, in accordance with the provisions of the 1940 Act and the rules thereunder;

                  (k) services for shareholders, including allocable telephone and personnel expenses;

                  (l) brokerage commissions and all other expenses in connection with execution of portfolio transactions, including interest:

                  (m) all federal, state and local taxes (including stamp, excise, income and franchise taxes) and the preparation and filing of all returns and reports in connection therewith;

                  (n) costs of certificates and the expenses of delivering such certificates to the purchasers of shares relating thereto;

                  (o)      expenses of local representation in Maryland;

                  (p) fees and/or expenses payable pursuant to any plan of distribution adopted with respect to the Fund in accordance with Section 12(b) of the 1940 Act and Rule 12b-1 thereunder;

                  (q) expenses of shareholders' meetings and of preparing, printing and distributing notices, proxy statements and reports to shareholders;

                  (r) expenses of preparing and filing reports with federal and state regulatory authorities;

                  (s) all costs and expenses, including fees and disbursements, of counsel and auditors, filing and renewal fees and printing costs in connection with the filing of any required amendments, supplements or renewals of registration statement, qualifications or prospectuses under the Securities Act of 1933 and the securities laws of any states or territories subsequent to the effectiveness of the initial registration statement under the Securities Act of 1933;

                  (t) all costs involved in preparing and printing prospectuses of the Fund;

                  (u)      extraordinary expenses; and

                  (v) all other expenses properly payable by the Fund or the Portfolios.

         5. Treatment of Investment Advice. With respect to the Portfolios, the Fund shall treat the investment advice and recommendations of WRL Management as being advisory only, and shall retain full control over its own investment policies. However, the Directors of the Fund may delegate to the appropriate officers of the Fund, or to a committee of Directors, the power to authorize purchases, sales or other actions affecting the Portfolios in the interim between meetings of the Directors, provided such action is consistent with the established investment policy of the Directors and is reported to the Directors at their next meeting.

         6. Brokerage Commissions. For purposes of this Agreement, brokerage commissions paid by each Portfolio upon the purchase or sale of its portfolio securities shall be considered a cost of securities of the Portfolio and shall be paid by the Portfolio. WRL Management is authorized and directed to place each Portfolio's securities transactions, or to delegate to the Sub-Adviser of that Portfolio the authority and direction to place the Portfolio's securities transactions, only with brokers and dealers who render satisfactory service in the execution of orders at the most favorable price and at reasonable commission rates (best price and execution); provided, however, that WRL Management or the Sub-

Adviser, may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if WRL Management or the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or the overall responsibilities of WRL Management or the Sub-Adviser. WRL Management and the Sub-Adviser are also authorized to consider sales of individual and group life insurance policies and/or variable annuity contract issued by Western Reserve Life Assurance Co. of Ohio by a broker-dealer as a factor in selecting broker-dealers to execute the Portfolio's securities transactions, provided that in placing portfolio business with such broker-dealers, WRL Management and the Sub-Adviser shall seek the best execution of each transaction and all such brokerage placement shall be consistent with the Rules of Fair Practice of the National Association of Securities Dealers, Inc. Notwithstanding the foregoing, the Fund shall retain the right to direct the placement of all securities transactions of the Portfolios, and the Directors may establish policies or guidelines to be followed by WRL Management and the Sub-Advisers in placing securities transactions for each Portfolio pursuant to the foregoing provisions. WRL Management shall report on the placement of portfolio transactions each quarter to the Directors of the Fund.

         7. Limitation on Expenses of the Portfolios. If the insurance or securities laws, regulations or policies of any state in which shares of the Portfolios are qualified for sale limit the operation and management expenses (collectively referred to as "Normal Operating Expenses" and as described below), WRL Management will pay on behalf of the Portfolios the amount by which such expenses exceed the lowest of such state limitations (the "Expense Limitation"). Normal Operating Expenses include, but are not limited to, the fees of the Portfolios' investment adviser, the compensation of its custodian, registrar, auditors and legal counsel, printing expenses, expenses incurred in complying with all laws applicable to the sale of shares of the Portfolios and any compensation, fees, or reimbursement which the Portfolios pay to Directors of the Fund who are not interested persons (as that phrase is defined in Section 2(a)(19) of the 1940 Act) of WRL Management, but excluding all interest and all federal, state and local taxes (such as stamp, excise, income, franchise and similar taxes). If Normal Operating Expenses exceed in any year the Expense Limitation of the Fund, WRL Management shall pay for those excess expenses on behalf of the Portfolios in the year in which they are incurred. Expenses of the Portfolios shall be calculated and accrued monthly. If at the end of any month the accrued expenses of the Portfolios exceed a pro rata portion of the above-described Expense Limitation, based upon the average daily net asset value of the Portfolios from the beginning of the fiscal year through the end of the month for which calculation is made, the amount of such excess shall be paid by WRL Management on behalf of the Portfolios and such excess amounts shall continue to be paid until the end of a month when such accrued expenses are less than the pro rata portion of such Expense Limitation. Any necessary final adjusting payments, whether from WRL Management to the Portfolios or from the Portfolios to WRL Management, shall be made as soon as reasonably practicable after the end of the fiscal year.

         8. Termination. This Agreement may be terminated at any time, without penalty, by the Directors of the Fund or by the shareholders of each Portfolio acting by vote of at least a majority of its outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the 1940 Act) provided in either case that 60 days' written notice of termination be given to WRL Management at its principal place of business. This Agreement may be terminated by WRL Management at any time by giving 60 days' written notice of termination to the Fund, addressed to its principal place of business.

         9. Assignment. This Agreement shall terminate automatically in the event of any assignment (as the term is defined in Section 2(a)(4) of the 1940 Act) of this Agreement.

         10. Term. This Agreement shall continue in effect, unless sooner terminated in accordance with its terms, as provided for each Portfolio on Schedule A, and shall continue in effect from year to year thereafter provided such continuance is specifically approved at least annually by the vote of a majority of the Directors of the Fund who are not parties hereto or interested persons (as that term is defined in Section 2(a)(19) of the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on the approval of the terms of such renewal, and by either the Directors of the Fund or the affirmative vote of a majority of the outstanding voting securities of each Portfolio (as that phrase is defined in Section 2(a)(42) of the 1940 Act).

         11. Amendments. This Agreement may be amended only with the approval of the affirmative vote of a majority of the outstanding voting securities of each Portfolio (as that phrase is defined in Section 2(a)(42) of the 1940 Act) and the approval by the vote of a majority of Directors of the Fund who are not parties hereto or interested persons (as that phrase is defined in Section 2(a)(19) of the 1940 Act of 1940) of any such party, cast in person at a meeting called for the purpose of voting on the approval of such amendment, unless otherwise permitted in accordance with the 1940 Act.

         12. Prior Agreements. This Agreement constitutes the entire agreement between the parties hereto and supersedes in its entirety any and all previous agreements between the parties relative to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



ATTEST:                                WRL SERIES FUND, INC.



                                       By:
------------------------------            --------------------------------------
Assistant Vice President                  Chairman of the Board and President
and Assistant Secretary



ATTEST:                                WRL INVESTMENT MANAGEMENT, INC.



                                       By:
------------------------------            --------------------------------------
Assistant Vice President                  President
and Assistant Secretary

                      AEGON/TRANSAMERICA SERIES FUND, INC.
                         INVESTMENT ADVISORY AGREEMENT

                                   SCHEDULE A

EFFECTIVE AS OF: MAY 1, 2002

                                                PERCENTAGE OF
                                              AVERAGE DAILY NET                       EFFECTIVE
             PORTFOLIO                              ASSETS                      DATE/TERMINATION DATE
             ---------                        -----------------                 ---------------------
            Janus Growth                            0.80%                          January 1, 1997/
                                                                                    April 30, 2003

             AEGON Bond                             0.45%                          January 1, 1998/
                                                                                    April 30, 2003

            Janus Global                            0.80%                          January 1, 1997/
                                                                                    April 30, 2003

     Van Kampen Emerging Growth                     0.80%                          January 1, 1997/
                                                                                    April 30, 2003

    LKCM Strategic Total Return                     0.80%                          January 1, 1997/
                                                                                    April 30, 2003

      Alger Aggressive Growth                       0.80%                          January 1, 1997/
                                                                                    April 30, 2003

     Federated Growth & Income                      0.75%                          January 1, 1997/
                                                                                    April 30, 2003

    Transamerica Value Balanced                     0.75%                          January 1, 1997/
                                                                                    April 30, 2003

       PBHG/NWQ Value Select                        0.80%                          January 1, 1997/
                                                                                    April 30, 2003

         Third Avenue Value                         0.80%                          January 1, 1998/
                                                                                    April 30, 2003

   Clarion Real Estate Securities                   0.80%                            May 1, 1998/
                                                                                    April 30, 2003

          Salomon All Cap              0.90% of the first $100 million               May 1, 1999/
                                         of average daily net assets;               April 30, 2003
                                      0.80% of average daily net assets
                                              over $100 million

        Goldman Sachs Growth           0.90% of the first $100 million               May 1, 1999/
                                         of average daily net assets;               April 30, 2003
                                      0.80% of average daily net assets
                                              over $100 million

            Munder Net50                            0.90%                            May 1, 2001/
                                                                                    April 30, 2003

   T. Rowe Price Dividend Growth       0.90% of the first $100 million               May 1, 1999/
                                         of average daily net assets;               April 30, 2003
                                      0.80% of average daily net assets
                                              over $100 million

      T. Rowe Price Small Cap                       0.75%                            May 1, 1999/
                                                                                    April 30, 2003

        PBHG Mid Cap Growth            0.90% of the first $100 million               May 1, 1999/
                                         of average daily net assets;               April 30, 2003
                                      0.80% of average daily net assets
                                              over $100 million

           GE U.S. Equity                           0.80%                          January 1, 1997/
                                                                                    April 30, 2003

          Dreyfus Mid Cap              0.90% of the first $100 million               May 1, 1999/
                                         of average daily net assets;               April 30, 2003
                                      0.80% of average daily net assets
                                              over $100 million

    Great Companies - America(sm)                   0.80%                            May 1, 2000/
                                                                                    April 30, 2003

   Great Companies - Technology(sm)                 0.80%                            May 1, 2000/
                                                                                    April 30, 2003

    Value Line Aggressive Growth                    0.80%                           May 1, 2000/
                                                                                    April 30, 2003

    Gabelli Global Growth              1.00% of the first $500 million            September 1, 2000/
                                         of average daily net assets;               April 30, 2003
                                      0.90% of average daily net assets
                                          over $500 million up to $1
                                        billion; and 0.80% of average
                                       daily net assets in excess of $1
                                                   billion

     Great Companies - Global(2)                    0.80%                         September 1, 2000/
                                                                                    April 30, 2003

        LKCM Capital Growth                         0.80%                         December 1, 2000/
                                                                                    April 30, 2003

   American Century International     1.00% of the first $50 million of
                                       average daily net assets; 0.95%
                                       of average daily net assets over
                                       $50 million up to $150 million;              March 1, 2002/
                                      0.90% of average daily net assets             April 30, 2004
                                         over $150 million up to $500
                                        million; and 0.85% of average
                                        daily net assets in excess of
                                                $500 million.

          American Century             0.90% of the first $100 million               May 1, 2002/
          Income & Growth                of average daily net assets;               April 30, 2004
                                      0.85% of average daily net assets
                                         over $100 million up to $250
                                        million; and 0.80% of average
                                        daily net assets in excess of
                                                $250 million.

     BlackRock Large Cap Value                      0.80%                           July 16, 2001/
                                                                                    April 30, 2003

      BlackRock Mid Cap Growth                      0.80%                           July 16, 2001/
                                                                                    April 30, 2003

     BlackRock Global Science &                     0.90%                           July 16, 2001/
             Technology                                                             April 30, 2003

   Conservative Asset Allocation                    0.10%                            May 1, 2002/
                                                                                    April 30, 2004

     Moderate Asset Allocation                      0.10%                            May 1, 2002/
                                                                                    April 30, 2004

       Moderately Aggressive                        0.10%                            May 1, 2002/
          Asset Allocation                                                          April 30, 2004

          Aggressive Asset                          0.10%                            May 1, 2002/
             Allocation                                                             April 30, 2004

           Janus Balanced              0.90% of the first $500 million               May 1, 2002/
                                         of average daily net assets;               April 30, 2004
                                      0.85% of the next $500 million of
                                        average daily net assets; and
                                      0.80% of average daily net assets
                                               over $1 billion

Transamerica Convertible Securities    0.80% of the first $500 million               May 1, 2002/
                                         of average daily net assets;               April 30, 2004
                                      0.70% of average daily net assets
                                          in excess of $500 million

         PIMCO Total Return                         0.70%                            May 1, 2002/
                                                                                    April 30, 2004

        Transamerica Equity                         0.75%                            May 1, 2002/
                                                                                    April 30, 2004

     Transamerica Small Company                     0.85%                            May 1, 2002/
                                                                                    April 30, 2004

     Transamerica Money Market                      0.35%                            May 1, 2002/
                                                                                    April 30, 2004

      Van Kampen Money Market                       0.50%                            May 1, 2002/
                                                                                    April 30, 2004

  Van Kampen Active International                   0.90%                            May 1, 2002/
             Allocation                                                             April 30, 2004

       Capital Guardian Value          0.85% of the first $300 million               May 1, 2002/
                                         of average daily net assets;               April 30, 2004
                                        0.80% over $300 million up to
                                         $500 million; and 0.775% of
                                         average daily net assets in
                                           excess of $500 million

          Jennison Growth                           0.85%                            May 1, 2002/
                                                                                    April 30, 2004

      Dreyfus Small Cap Value                       0.80%                            May 1, 2002/
                                                                                    April 30, 2004

    T. Rowe Price Equity Income                     0.80%                            May 1, 2002/
                                                                                    April 30, 2004

     T. Rowe Price Growth Stock                     0.80%                            May 1, 2002/
                                                                                    April 30, 2004

    J. P. Morgan Enhanced Index                     0.75%                            May 1, 2002/
                                                                                    April 30, 2004

          Janus Growth II                           0.80%                            May 1, 2002/
                                                                                    April 30, 2004

    Capital Guardian U.S. Equity       0.85% of the first $300 million               May 1, 2002/
                                         of average daily net assets;               April 30, 2004
                                        0.80% over $300 million up to
                                         $500 million; and 0.775% of
                                         average daily net assets in
                                           excess of $500 million

      Capital Guardian Global          1.05% of the first $150 million               May 1, 2002/
                                         of average daily net assets;               April 30, 2004
                                        1.00% over $150 million up to
                                        $300 million; 0.95% over $300
                                       million up to $500 million; and
                                         0.925% of average daily net
                                       assets in excess of $500 million

    Transamerica U.S. Government                    0.65%                            May 1, 2002/
             Securities                                                             April 30, 2004

           MFS High Yield                           0.775%                           May 1, 2002/
                                                                                    April 30, 2004

    Van Kampen Asset Allocation                     0.75%                            May 1, 2002/
                                                                                    April 30, 2004

     Protected Principal Stock         1.30% of the first $100 million               May 1, 2002/
                                         of average daily net assets;               April 30, 2004
                                      1.25% of average daily net assets
                                              over $100 million.

IN WITNESS WHEREOF, the parties hereto have caused this amended schedule to be executed by their duly authorized signatories as of the date and year first above written.



Attest:                                AEGON/TRANSAMERICA SERIES FUND, INC.



By:                                    By:
   ------------------------------         --------------------------------------
Name:  Gayle A. Morden                 Name:  John K. Carter
Title: Assistant Vice President        Title: Vice President, General Counsel
       and Assistant Secretary                and Secretary



ATTEST:                                AEGON/TRANSAMERICA FUND ADVISERS, INC.



By:                                    By:
   ------------------------------         --------------------------------------
Name:  Gayle A. Morden                 Name:  John K. Carter
Title: Assistant Vice President        Title: Vice President, General
       and Assistant Secretary                Counsel, Compliance
                                              Officer and Secretary